EXHIBIT 10.26

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                              CONSULTING AGREEMENT

     This Agreement is made as of the 1st day of July, 1996, by and between Chemical Leaman Corporation ("Company") with its principal place of business at 102 Pickering Way, Exton, Pennsylvania 19341 and Fernando C. Colon Osorio ("Consultant"), whose address is 185 Maple Street, Stow, Massachusetts 01775.

     WHEREAS, Company desires to engage Consultant to generally assist Company in the management of Company's Chemical Leaman Information Systems Architecture project ("C-LISA"); and

     WHEREAS, Consultant desires to assist Company in such area and to perform such professional services for Company upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

     1. Company hereby engages Consultant as an independent consultant to assist Company in the management of Company's C-LISA project. Consultant agrees to be available to provide services to Company an average of four days per week.

     2. Consultant's base compensation for services rendered hereunder shall be $20,834 per month for each month of services provided by Consultant, subject to increase by mutual agreement of Company and Consultant. In addition, Consultant shall be entitled to reimbursement of his reasonable out-of-pocket expenses, including travel required in connection with his performance of consulting services hereunder, upon monthly submission of invoices, receipts and/or other reasonably satisfactory documentation to Company specifying all amounts expended by Consultant for services performed during the preceding month. Such reimbursement shall be payable hereunder within thirty (30) days following receipt of Consultant's monthly documentation as set forth above. Consultant shall also, at December 31, 1996 and December 31, 1997 be eligible to earn a bonus of up to 100% of Consultant's base compensation to be determined by mutually agreed upon objectives, or if this Agreement is terminated prior to December 31, 1997, upon such termination Consultant will be paid a pro rata portion of such bonus based on the number of months of services up to the date of termination.

     3. This Agreement shall commence July l, 1996 and shall terminate on December 31, 1997. Company may terminate this Agreement without liability (other than for payment for services and expenses up to the termination date as provided herein) by providing Consultant written notice thereof and of the date of termination, which date shall be at least thirty (30) days after receipt of the notice by Consultant.

     Notwithstanding the foregoing, Company may terminate this Agreement at any time immediately upon written notice to Consultant in the event that Consultant has engaged in any conduct which, in the reasonable opinion of Company, will injure Company's business reputation or is in violation of the provisions of this Agreement.

     If this Agreement is terminated, Company shall be obligated to pay compensation under the provisions of this Agreement only for services performed and out-of-pocket expenses incurred up to and including the date of termination.


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     4. It is agreed that the services performed hereunder by Consultant will be in Consultant's independent professional capacity, that at no time shall Consultant be deemed to be an employee of Company nor shall Consultant have any power to act as an agent of Company. Consultant is advised and agrees that Consultant will not be covered by Company's employee benefit or insurance programs. Consultant shall be responsible and shall pay all mandatory income tax, social security, unemployment and other such payments, as appropriate. Consultant agrees to procure and maintain throughout the term of this Agreement workman's compensation insurance.

     5. The services to be performed by Consultant under this Agreement shall be under the general direction of Mr. David Hamilton, the Chairman of the Board of Directors of Company.

     6. No publicity or advertising shall be released by Consultant relative to the contractual arrangement set forth herein, without the prior written approval of Company.

     7. The services to be performed by Consultant hereunder are personal in nature and as such, no rights or obligations under this Agreement may be assigned to any person, by operation of law, or otherwise, without the express written approval of Company.

     8. (a) During the term of this Agreement and for a period of three years thereafter, Consultant shall not work with other individuals, firms or other entities engaged in the business of providing bulk chemical transportation services, or any other services provided by the Company or its affiliates to their customers. Consultant may work with other individuals, firms or other entities not so engaged, and in connection therewith, may provide consulting services independent of Company, provided, however, such other consulting services shall not conflict with the Consultant's rendition of services to Company.

        (b) Consultant acknowledges that the restrictions contained in
Section 7(a) hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Consultant also acknowledges that any breach by him of Section 8(a) hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Consultant shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of such breach by Consultant, the Company shall have the right to enforce the provisions of Section 8(a) hereof by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Section 7(a) hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

        (c) In the event that Consultant shall be in breach of any of the restrictions contained in this Agreement, then the period of time for which Consultant is prohibited from engaging in such services and provided in Section 8(a) hereof shall be extended for a period of time equal to the period of time that Consultant is in breach of such restriction.

     9. All designs, ideas, inventions, creations and other intellectual property, including without limitation all software, programs, algorithms, codes (source and object), manuals and related


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data, records and materials (collectively, "Proprietary Property"), first developed, made or conceived by Consultant during the course of the services and which relate to the services, shall be promptly disclosed to Company and such Proprietary Property, and all patent, copyright, trademark and other legal rights therein, shall be the sole and exclusive property of Company. Consultant shall cooperate with Company and shall take all steps and execute and deliver all such documents as may be appropriate to perfect and evidence such ownership and to obtain, defend and enforce Company's rights therein. All copyrightable works first created by Consultant and covered by this first paragraph of this
Section 9 shall be deemed to be WORKS FOR HIRE.

     Any Proprietary Property developed by Consultant prior to the date of this Agreement or independent of and not for the purposes of the services of this Agreement, or independent of and not for the purpose of the services of this Agreement ("Prior Property") and included in any deliverables shall remain the property of the Consultant. Company shall have no ownership rights in Prior Property, but, unless otherwise agreed by Company, each of Company, Power Purchasing, Inc. and QUALA Systems, Inc. are hereby granted non-exclusive, perpetual licenses to use and to modify and adapt the Prior Property solely for each of their respective internal purposes. Company shall not itself, and Company hereby assures Consultant that Power Purchasing, Inc. and QUALA Systems, Inc. shall not sell, lease, sublicense, distribute or otherwise transfer Prior Property to any Person without Consultant's prior written approval.

     10. Consultant agrees to receive and hold in strictest confidence and (unless otherwise agreed by Company in writing) not to make any public disclosure of, any information imparted to it by Company or learned or generated by it which pertains to Company's business and which is not the subject of general public knowledge, whether or not the same relates to the services, including, without limitation, proprietary processes, trade secrets, technical information and know-how, information concerning Company's other projects, management policies, economic policies, financial and other data, customer lists and information, and the like. The preceding nondisclosure obligations shall not apply to:

        (i) information in the possession of Consultant prior to the date he first rendered services to Company (whether or not under this Agreement);

        (ii) information in the public domain, except through violation of the covenants set forth in this Section 10; and

        (iii) information obtained from a third person not under an obligation of nondisclosure to Company.

     11. The failure of either party hereto to enforce any rights under this contract shall not be construed to be a waiver of that right, or of damages caused thereby or of any other rights under this contract.

     12. This contract encompasses the entire agreement of the parties relating to the subject matter herein, and except for the Service Agreement dated as of December 11, 1995 by and between Chemical Leaman Tank Lines, Inc. and Acumen Consulting Group, Inc., there are no other agreements or understandings either written or oral between Company, Consultant, or any of their respective affiliates.

     13. This contract may not be modified or amended except in writing with the same degree of formality with which contract has been executed.


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     14. The construction, interpretation and performance of this contract, and all transactions under it, shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this CONTRACT as of the day and year first written above.

                                                 /s/ Fernando C. Colon Osorio
                                                 -----------------------------
                                                 Fernando C. Colon Osorio


                                                 CHEMICAL LEAMAN CORPORATION

                                                 By: /s/ Eugene C. Parkerson
                                                    --------------------------
                                                     Eugene C. Parkerson
                                                     Executive Vice President